Exhibit 99.1

FOR IMMEDIATE RELEASE

CABLEVISION SYSTEMS CORPORATION
REPORTS SECOND QUARTER 2014 RESULTS

Bethpage, N.Y., August 5, 2014 - Cablevision Systems Corporation (NYSE:CVC) today reported financial results for the second quarter ended June 30, 2014.

Second quarter consolidated net revenues increased 3.7% to $1.628 billion, consolidated adjusted operating cash flow (“AOCF”)1 increased 11.0% to $487.3 million and consolidated operating income increased 29.4% to $255.9 million, all compared with the prior year period.

Operating highlights for the second quarter include:

•	Average Monthly Cable Revenue per Customer ("RPC") of $152.72, an increase of $7.98 or 5.5%, compared with the prior year period. Average Monthly Cable Revenue per Video Customer ("RPS") was $174.14.

•	Cable advertising revenue growth of 12.2%, compared with the prior year period.

•	Year to date Consolidated Free Cash Flow from Continuing Operations[1] of $283.0 million.

Cablevision CEO James L. Dolan said, "Cablevision generated solid financial results in the second quarter, including year-over-year growth in AOCF and free cash flow. We extended our track record of deploying product enhancements and measurably improving the Optimum customer experience.  We look forward to continuing our progress in the second half of the year and creating shareholder value over the long term."

1.	See definition of AOCF and Consolidated Free Cash Flow from Continuing Operations included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

Cable

Cable includes our Optimum-branded digital cable television, high-speed Internet and voice services as well as Optimum WiFi, the nation's most robust WiFi network.

Cable net revenues for the second quarter 2014 increased 3.7% to $1.455 billion, AOCF increased 6.2% to $478.9 million and operating income increased 9.2% to $280.8 million, all compared with the prior year period.   Second quarter net revenue growth primarily reflects rate increases, disciplined pricing strategies and higher advertising revenue, partially offset by a decline in customers.  Second quarter 2014 AOCF growth reflects the increase in revenue and lower customer related costs, partially offset by higher programming expenses.

The following table illustrates the change in the Cable customer base during the second quarter of 2014:

Customer Data
(rounded to nearest thousand)

	Total March 31, 2014	Net Gain/(Loss)	Total June 30, 2014

Total Customers(a)	3,186	(21)	3,165

Video	2,799	(28)	2,771
High-Speed Data	2,788	(9)	2,779
Voice	2,280	(7)	2,273

Serviceable Passings	5,048	4	5,052

(a)	Total customers are defined as the number of households/businesses that receive at least one of the Company's services.

Lightpath

Lightpath is a premier provider of integrated business communications solutions to large and mid-sized commercial organizations across the New York metropolitan area.

For second quarter 2014, Lightpath net revenues increased 6.7% to $88.0 million, AOCF increased 9.7% to $39.3 million and operating income increased 26.4% to $17.0 million, each as compared with the prior year period.  Second quarter results primarily reflect an increase in revenue from Ethernet services.

Other

Other principally consists of Newsday, News 12 Networks, Cablevision Media Sales Corporation and certain other businesses and unallocated corporate costs.

Second quarter 2014 net revenues were essentially flat (increased 0.4%) to $94.9 million, AOCF deficit decreased 35.2% to a deficit of $30.8 million and operating loss decreased 42.5% to $42.0 million, all compared with the prior year period.  Second quarter net revenue reflects increased advertising revenue at News 12 Networks, partially offset by lower advertising revenue at Newsday.  Second quarter AOCF reflects improved results at News 12 Networks and reduced expenditures at certain other businesses, including MSG Varsity.

Other Matters

On July 29, 2014, the Board of Directors of Cablevision declared a quarterly dividend of $0.15 per share on each outstanding share of Cablevision NY Group Class A Common Stock and Cablevision NY Group Class B Common Stock.  This quarterly dividend is payable on September 5, 2014 to shareholders of record at the close of business on August 15, 2014.

There were no stock repurchases during the second quarter of 2014.  As of June 30, 2014, Cablevision had approximately $455 million available under its stock repurchase authorization.

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization (including impairments), excluding share-based compensation expense and restructuring charges or credits.  Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items.  We believe that the exclusion of share-based compensation expense allows investors to better track the performance of the various operating units of our business without regard to expense associated with awards of restricted shares, restricted stock units and stock options that are not expected to be made in cash.

We present AOCF as a measure of our ability to service our debt and make continuing investments, including in our capital infrastructure.  We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the company on a consolidated basis.  AOCF and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry.  Internally, we use net revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators.  AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles ("GAAP").  Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.  For a reconciliation of AOCF to operating income (loss), please see page 6 of this release.

We define Consolidated Free Cash Flow from Continuing Operations (“Free Cash Flow”), which is a non-GAAP financial measure, as net cash from operating activities (continuing operations) plus any excess tax benefit related to share-based awards less capital expenditures (continuing operations), all of which are reported in our Consolidated Statement of Cash Flows.  Net cash from operating activities excludes net cash from operating activities of our discontinued operations.  We believe the most comparable GAAP financial measure of our liquidity is net cash from operating activities.  We believe that Free Cash Flow is useful as an indicator of our overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment and other discretionary and non-discretionary cash uses.  It is also one of several indicators of our ability to make investments and/or return capital to our shareholders.  We also believe that Free Cash Flow is one of several benchmarks used by analysts and investors who follow our industry for comparison of our liquidity with other companies in our industry, although our measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies.

COMPANY DESCRIPTION

Cablevision Systems Corporation (NYSE: CVC) is a leading media and telecommunications company, serving millions of households and businesses throughout the greater New York area. Providing quality products that keep customers connected, Cablevision offers Optimum-branded digital cable television, high-speed Internet and voice services as well as Optimum WiFi, the nation's most robust WiFi network.  Cablevision’s Lightpath subsidiary is a premier provider of integrated business communications solutions for larger companies.  Through its local media and programming properties – News 12 Networks and Newsday Media Group – Cablevision also delivers news and information created specifically for the communities it serves. Additional information about Cablevision is available at www.cablevision.com.

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industries in which it operates and the factors described in the company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein.  The company disclaims any obligation to update any forward-looking statements contained herein.

Contacts:	Charles Schueler	Bret Richter
	Executive Vice President	Executive Vice President
	Media and Community Relations	Corporate Finance & Development
	(516) 803-1013	(516) 803-2270

Cablevision’s Website:  www.cablevision.com
The conference call will be webcast live today at 10:00 a.m. ET
Conference call dial-in number is (888) 694-4641/ Conference ID Number 73108646/ Conference call replay number (855) 859-2056/ Conference ID Number 73108646 until August 12, 2014.

CABLEVISION SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014(a)	2013(a)	2014(a)	2013(a)

Revenues, net	$1,628,137	$1,569,619	$3,203,723	$3,080,847

Operating expenses
Technical and operating	788,317	764,343	1,561,300	1,552,384
Selling, general and administrative	363,187	378,517	743,407	769,753
Restructuring expense (credits)	(348)	(273)	667	(638)
Depreciation and amortization (including impairments)	221,088	229,269	435,373	454,198
Operating income	255,893	197,763	462,976	305,150
Other income (expense):
Interest expense, net	(143,135)	(159,303)	(284,017)	(312,587)
Gain (loss) on investments, net	78,612	(2,789)	36,837	96,669
Gain (loss) on equity derivative contracts, net	(32,613)	19,206	6,036	(52,510)
Loss on extinguishment of debt and write-off of deferred financing costs	(7,687)	(6,637)	(8,298)	(6,637)
Miscellaneous, net	1,806	489	2,537	868
Income from continuing operations before income taxes	152,876	48,729	216,071	30,953
Income tax expense(b)	(61,848)	(20,507)	(34,909)	(9,864)
Income from continuing operations	91,028	28,222	181,162	21,089
Income from discontinued operations, net of income taxes	3,510	107,495	3,076	98,230
Net income	94,538	135,717	184,238	119,319
Net income attributable to noncontrolling interests	(328)	(358)	(265)	(101)
Net income attributable to Cablevision Systems Corporation stockholders	$94,210	$135,359	$183,973	$119,218

Basic income per share attributable to Cablevision Systems Corporation stockholders:
Income from continuing operations	$0.34	$0.11	$0.69	$0.08
Income from discontinued operations	$0.01	$0.41	$0.01	$0.38
Net income	$0.36	$0.52	$0.70	$0.46
Basic weighted average common shares (in thousands)	263,730	260,614	263,033	260,060

Diluted income per share attributable to Cablevision Systems Corporation stockholders:
Income from continuing operations	$0.34	$0.11	$0.67	$0.08
Income from discontinued operations	$0.01	$0.41	$0.01	$0.37
Net income	$0.35	$0.51	$0.68	$0.45
Diluted weighted average common shares (in thousands)	269,260	264,828	268,729	264,434

Amounts attributable to Cablevision Systems Corporation stockholders:
Income from continuing operations, net of income taxes	$90,700	$27,864	$180,897	$20,988
Income from discontinued operations, net of income taxes	3,510	107,495	3,076	98,230
Net income	$94,210	$135,359	$183,973	$119,218
Cash dividends declared per share of common stock	$0.15	$0.15	$0.30	$0.30

(a)	Financial results of Bresnan Cable and Clearview have been reflected in discontinued operations for all periods presented.
(b)	Income tax expense for the six months ended June 30, 2014 includes a tax benefit of $53,132 resulting from the reversal of an uncertain tax position liability in the first quarter of 2014.

CABLEVISION SYSTEMS CORPORATION
RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING CASH FLOW AND CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS
(Dollars in thousands)
(Unaudited)

RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING CASH FLOW(a)(b)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Operating income	$255,893	$197,763	$462,976	$305,150
Share-based compensation expense	10,695	12,276	22,601	28,292
Restructuring expense (credits)	(348)	(273)	667	(638)
Depreciation and amortization (including impairments)	221,088	229,269	435,373	454,198
Adjusted operating cash flow	$487,328	$439,035	$921,617	$787,002

CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS(a)(b)

	Six Months Ended June 30,
	2014	2013

Net cash provided by operating activities(c)	$707,478	$501,566
Add: excess tax benefit related to share-based awards	746	-
Less: capital expenditures(d)	(425,193)	(495,850)
Consolidated free cash flow from continuing operations	$283,031	$5,716

(a)	See Non-GAAP Financial Measures on page 3 of this release for a definition and discussion of AOCF and Free Cash Flow from Continuing Operations.
(b)	Financial results of Bresnan Cable and Clearview have been reflected in discontinued operations for all periods presented.
(c)	The level of net cash provided by operating activities will continue to depend on a number of variables in addition to our operating performance, including the amount and timing of our interest payments and other working capital items.
(d)	See page 11 of this release for additional details relating to capital expenditures.

CABLEVISION SYSTEMS CORPORATION
CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS
(Dollars in thousands)
(Unaudited)

REVENUES, NET

	Three Months Ended June 30,		%
	2014	2013(a)	Change

Cable	$1,454,911	$1,402,392	3.7%
Lightpath	88,030	82,469	6.7%
Other(b)	94,868	94,521	0.4%
Eliminations(c)	(9,672)	(9,763)	0.9%
Total Cablevision	$1,628,137	$1,569,619	3.7%

	Six Months Ended June 30,		%
	2014	2013(a)	Change

Cable	$2,872,059	$2,758,189	4.1%
Lightpath	174,784	164,945	6.0%
Other(b)	176,350	177,439	(0.6)%
Eliminations(c)	(19,470)	(19,726)	1.3%
Total Cablevision	$3,203,723	$3,080,847	4.0%

(a)	Net revenues of Bresnan Cable and Clearview have been reflected in discontinued operations for all periods presented as applicable.
(b)	Represents revenues of Newsday, News 12 Networks, Cablevision Media Sales Corporation and certain other entities.
(c)	Represents inter-segment revenues.

CABLEVISION SYSTEMS CORPORATION
CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS
(Dollars in thousands)
(Unaudited)

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Three Months Ended June 30,		%	Three Months Ended June 30,		%
	2014(a)	2013(a)	Change	2014(a)	2013(a)	Change

Cable	$478,875	$450,777	6.2%	$280,848	$257,277	9.2%
Lightpath	39,262	35,776	9.7%	17,019	13,466	26.4%
Other(b)	(30,809)	(47,518)	35.2%	(41,974)	(72,980)	42.5%
Total Cablevision	$487,328	$439,035	11.0%	$255,893	$197,763	29.4%

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Six Months Ended June 30,		%	Six Months Ended June 30,		%
	2014(a)	2013(a)	Change	2014(a)	2013(a)	Change

Cable	$921,907	$829,549	11.1%	$530,469	$436,744	21.5%
Lightpath	77,745	70,620	10.1%	34,483	25,508	35.2%
Other(b)	(78,035)	(113,167)	31.0%	(101,976)	(157,102)	35.1%
Total Cablevision	$921,617	$787,002	17.1%	$462,976	$305,150	51.7%

(a)	Financial results of Bresnan Cable and Clearview have been reflected in discontinued operations for all periods presented, as applicable.
(b)	Includes unallocated corporate general and administrative costs and the operating results of Newsday, News 12 Networks, Cablevision Media Sales Corporation, and certain other entities.

CABLEVISION SYSTEMS CORPORATION
SUMMARY OF CABLE OPERATING STATISTICS
(Unaudited)

CABLE	June 30, 2014	March 31, 2014	June 30, 2013(a)
(in thousands)
Total Customers(b)	3,165	3,186	3,224
Video Customers	2,771	2,799	2,868
High-Speed Data Customers	2,779	2,788	2,787
Voice Customers	2,273	2,280	2,290

Serviceable Passings (in thousands)(c)	5,052	5,048	5,004

Penetration
Total Customers to Serviceable Passings	62.7%	63.1%	64.4%
Video Customers to Serviceable Passings	54.8%	55.4%	57.3%
High-Speed Data Customers to Serviceable Passings	55.0%	55.2%	55.7%
Voice Customers to Serviceable Passings	45.0%	45.2%	45.8%

Revenues for the three months ended (dollars in millions)

Video(d)	$806	$793	$793
High-Speed Data	354	347	338
Voice	227	220	211
Advertising	41	32	37
Other(e)	27	25	23
Total Cable Revenue	$1,455	$1,417	$1,402

Average Monthly Cable Revenue per Customer (“RPC”)(f)	$152.72	$148.22	$144.74

Average Monthly Cable Revenue per Video Customer (“RPS”)(g)	$174.14	$168.34	$162.42

(a)	Amounts exclude customers that were located in the areas most severely impacted by Superstorm Sandy whose billing we decided to suspend temporarily during restoration of their homes. These customers represent approximately 2 thousand total, high-speed data and voice customers, respectively,
(b)	Represents the number of households/businesses that receive at least one of the Company's services.
(c)	Includes residential and commercial passings.
(d)	Includes equipment rental, DVR, video-on-demand and pay-per-view revenue.
(e)	Includes installation revenue, home shopping, advertising sales commissions and other product offerings.
(f)	RPC is calculated by dividing average monthly Cable GAAP revenue for the quarter by the average number of total customers for the quarter.
(g)	RPS is calculated by dividing average monthly Cable GAAP revenue for the quarter by the average number of video customers for the quarter.

CABLEVISION SYSTEMS CORPORATION
CAPITALIZATION AND LEVERAGE
(Dollars in thousands)
(Unaudited)

CAPITALIZATION

June 30, 2014

Cash and cash equivalents	$906,789

Credit facility debt	$3,010,247
Senior notes and debentures	5,862,828
Collateralized indebtedness	933,908
Capital lease obligations and notes payable	68,630
Debt	$9,875,613

LEVERAGE

Debt	$9,875,613
Less: Collateralized indebtedness of unrestricted subsidiaries(a)	933,908
Cash and cash equivalents	906,789
Net debt	$8,034,916

	Leverage Ratios(b)
Consolidated net debt to AOCF leverage ratio(a)(c)	4.1	x
Restricted Group leverage ratio (Credit Facility Test)(d)(e)	2.9	x
CSC Holdings notes and debentures leverage ratio(e)(f)	3.1	x
Cablevision senior notes leverage ratio(e)(g)	4.9	x

(a)	Collateralized indebtedness is excluded from the leverage calculation because it is viewed as a forward sale of the stock of unaffiliated companies and the Company's only obligation at maturity is to deliver, at its option, the stock or its cash equivalent.
(b)	Leverage ratios are based on face amount of outstanding debt.
(c)	AOCF is annualized based on the second quarter 2014 results, as reported.
(d)	Reflects the net debt to cash flow ratio as defined in the CSC Holdings’ credit facility debt agreement (which excludes approximately $2.8 billion of Cablevision’s senior notes and the debt and cash flows related to CSC Holdings’ unrestricted subsidiaries). The annualized AOCF (as defined) used in the Restricted Group leverage ratio was $1.984 billion.
(e)	Includes CSC Holdings’ guarantee of Newsday LLC’s $480 million senior secured credit facility.
(f)	Reflects the debt to cash flow ratio applicable under CSC Holdings’ senior notes and debentures indentures (which excludes approximately $2.8 billion of Cablevision’s senior notes and the debt and cash flows related to CSC Holdings’ unrestricted subsidiaries). The annualized AOCF (as defined) used in the CSC Holdings notes and debentures leverage ratio was $1.983 billion.
(g)	Adjusts the debt to cash flow ratio as calculated under the CSC Holdings notes and debentures leverage ratio to include approximately $2.8 billion of Cablevision’s senior notes plus $611 million of Cablevision’s senior notes that were contributed to Newsday Holdings LLC.

CABLEVISION SYSTEMS CORPORATION
CAPITAL EXPENDITURES
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2014	2013(a)

Customer premise equipment	$68,191	$78,361
Scalable infrastructure	72,030	76,844
Line extensions	7,428	7,992
Upgrade/rebuild	11,772	10,710
Support	47,834	48,606
Cable	207,255	222,513
Lightpath	26,097	26,324
Other(b)	5,766	9,673
Total Cablevision	$239,118	$258,510

	Six Months Ended June 30,
	2014	2013(a)

Customer premise equipment	$124,995	$162,087
Scalable infrastructure	118,859	131,181
Line extensions	8,664	13,950
Upgrade/rebuild	19,391	16,997
Support	80,671	97,152
Cable	352,580	421,367
Lightpath	52,967	52,738
Other(b)	19,646	21,745
Total Cablevision	$425,193	$495,850

(a)	Capital expenditures for Bresnan Cable and Clearview have been reflected in discontinued operations.
(b)	Other primarily includes Newsday, News 12 Networks, Cablevision Media Sales Corporation, and Corporate.